UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3295	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, New York, NY	10174-0002

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Effective September 14, 2007, the Minerals Technologies Inc. Savings and Investment Plan (the "Plan") will be transferring recordkeeping and trustee services to New York Life Trust Company. As a result of this change, participants in the Plan will temporarily be unable to direct or diversify investments in their individual accounts, obtain loans from the Plan, or obtain withdrawals or distributions from the Plan. This period, during which participants will be unable to exercise their rights otherwise available under the Plan, is called a "blackout period." Minerals Technologies Inc.'s common stock, par value $0.10 per share, is subject to the blackout period.

The blackout period for the Plan began on September 7, 2007, at 4:00 p.m. Eastern time, and is expected to end during the week of September 16, 2007. During this time, participants can determine whether the blackout period has ended, or inquire about the blackout period, by contacting a New York Life Participant Service Center Representative at 1-800-294-3575. Participant Service Center Representatives are available from 9:00 a.m. to 8:00 p.m. Eastern time on any New York Stock Exchange business day. Participants may also forward correspondence relating to the foregoing to New York Life Retirement Plan Services, P.O. Box 447, Norwood, MA 02062-0447.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ László Serester

Name: László Serester
Title: Assistant Secretary
Date: September 13, 2007

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